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Exhibit 1(a)

EXECUTION COPY

$500,000,000

AQUILA, INC.

10 7/8% Senior Notes Due July 1, 2012

 PURCHASE AGREEMENT

June 28, 2002

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629
As Representative of the several
Initial Purchasers named in Schedule I hereto

Ladies and Gentlemen:

        AQUILA, INC., a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 in aggregate principal amount of the Company's 10 7/8% Senior Notes Due July 1, 2012 (the "Securities") to the several Initial Purchasers named in SCHEDULE I hereto (the "Initial Purchasers"). The Securities will be issued pursuant to the terms of an indenture dated as of August 24, 2001, as supplemented (the "Indenture"), between the Company and BANKONE TRUST COMPANY, N.A., as trustee (the "Trustee").

        The Company wishes to confirm as follows its agreement with you (the "Representative") and the other several Initial Purchasers on whose behalf you are acting, in connection with the several purchases of the Securities by the Initial Purchasers.

        The Securities will be offered to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering circular, dated June 19, 2002 (as may be amended and supplemented, the "Preliminary Offering Circular") and an offering circular, dated June 28, 2002 (as may be amended and supplemented, the "Offering Circular"), relating to the Company and the Securities. Any reference herein to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the documents incorporated by reference therein, and any reference to any amendment or supplement to the Preliminary Offering Circular or the Offering Circular, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, but prior to such specified date. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Offering Circular or the Offering Circular or any amendment or supplement thereto.

        Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act registering an issue of securities of the Company which are identical in all material respects to the Securities (the "Exchange Securities") (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Securities and

(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act.

        Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, except the Exchange Securities) shall bear the following legend:

  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF AQUILA, INC. THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO AQUILA, INC., (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (2) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE."

        You have represented and warranted to the Company that you will make offers (the "Exempt Resales") of the Securites purchased by you hereunder on the terms set forth in the Offering Circular, solely to such persons ("Eligible Purchasers") whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"). You will offer the Securities to Eligible Purchasers initially on terms described in the Offering Circular. Such terms may be changed at any time without notice.

        1.    AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, upon the basis of the representations, warranties and agreements of the Initial Purchasers herein contained and subject to all the terms and conditions set forth herein, to issue and sell to each Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of equal to 98.605% of the principal amount thereof plus accrued interest, if any, from July 3, 2002, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto (or such principal amount of Securities increased as set forth in Section 9 hereof).

        2.    DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR. Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, at 10:00 A.M., New York City time, on July 3, 2002 (the "Closing Date"). The place, date and time of closing for the Securities and the Closing Date may be varied by agreement between you and the Company.

        Certificates for the Securities to be purchased hereunder shall be for the accounts of the Initial Purchasers as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The certificates evidencing the Securities to be purchased hereunder shall be delivered on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds. All references to certificates mean one or more global securities registered in the name of The Depository Trust Company or its nominee.

        3      AGREEMENTS OF THE COMPANY. The Company agrees with the several Initial Purchasers as follows:

        (a)  To prepare the Offering Circular in relation to the Securities in a form approved by the Representative; to make no further amendment or any supplement to the Offering Circular after the date of this Agreement and prior to the Closing Date for such Securities and for so long as required by law for distribution of the Securities, which shall be disapproved by the Representative for such Securities promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement after such period and furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as required by law for distribution of the Securities; and during such same period to advise the Representative, promptly after it receives notice thereof, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose by the Commission or any state securities commission or other regulatory authority and (ii) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading; to use its reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws; and, in the event of the issuance of any such stop order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, to use promptly its reasonable efforts to obtain its withdrawal or lifting of such order at the earliest possible time;

        (b)  The Company will furnish to each of you, and to counsel to the Initial Purchasers, without charge, such number of copies as you may reasonably request of the Offering Circular and of each amendment and supplement thereto. The Offering Circular shall be so furnished on or prior to 3:00 p.m., New York City time, on the business day following the date of this Agreement. All other documents shall be so furnished as soon as available. The Company consents to the use of the Offering Circular and of any amendment or supplement thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement;

        (c)  If, in connection with any Exempt Resales or market making transactions after the date of this Agreement, any event shall occur that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, makes any statement of a material fact in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances at the time that the Offering Circular is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to supplement or amend the Offering Circular (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Securities Act or any other law, the Company will forthwith prepare an appropriate amendment or supplement to the Offering Circular so that (i) the statements in the Offering Circular will, in light of the circumstances at the time that the Offering Circular is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Circular will comply with applicable law, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof. Neither the Representative's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

        (d)  The Company will cooperate with you and with counsel for the Initial Purchasers in connection with the registration or qualification of the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company shall continue such qualification in effect so long as required by law for distribution of the Securities.

        (e)  During the period of two years after the Closing Date, the Company will, upon request, furnish to Credit Suisse First Boston Corporation, each of the other Initial Purchasers and any holder of Securities a copy of the restrictions on transfer applicable to the Securities.

        (f)    During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

        (g)  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to paragraph (c) of Section 9 hereof or by notice given by you terminating this Agreement pursuant to Section 9 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representative for all out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by you in connection herewith.

        (h)  The Company will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Offering Circular.

        (i)    For a period beginning on this date and ending on the Closing Date, the Company will not, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any of its subsidiaries (each, a "Subsidiary" and collectively the "Subsidiaries"), except with your prior consent.

        (j)    The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Securities.

        (k)  The Company will comply with its agreements set forth in the representations letters of the Company to The Depository Trust Company relating to the approval of the Securities by The Depository Trust Company for "book-entry" transfer.

        (l)    Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of the Preliminary Offering Circular. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Initial Purchasers, prior to the date of the Offering Circular, of each Preliminary Offering Circular so furnished by the Company.

        (m)  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

        (n)  During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

        (o)  In connection with the offering, until Credit Suisse First Boston Corporation shall have notified the Company and the other Initial Purchasers of the completion of the resale of the Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

        4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Initial Purchaser that:

        (a)  The Offering Circular has been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Offering Circular, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

        (b)  The Offering Circular as of its date did not, and the Offering Circular as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Circular made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by or on behalf of any Initial Purchaser through you expressly for use therein.

        (c)  The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (d)  Neither the Company nor any of its Subsidiaries has since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, or sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Offering Circular and the Offering Circular; and, since the respective dates as of which information is given in the Preliminary Offering Circular and the Offering Circular, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its Subsidiaries or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth, assets or results of operations of the Company and its

Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Preliminary Offering Circular and the Offering Circular;

        (e)  Each of this Agreement, the Indenture, the Securities and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Preliminary Offering Circular and the Offering Circular.

        (f)    This Agreement has been duly authorized, executed and delivered by the Company;

        (g)  The Indenture has been duly authorized by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

        (h)  The Securities have been duly authorized by the Company and (when executed by the Company and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement) will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Securities (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence);

        (i)    The Exchange Securities have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Exchange Securities will be the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (j)    The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

        (k)  Each of the Company and each of its Subsidiaries that is significant to the Company as determined by reference to item 1-02 of Regulation S-X under the Securities Act (the "Significant Subsidiaries") has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Offering Circular, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary (except where failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole). All of the outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock of each Significant Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable. All of the outstanding shares of capital stock of each Significant Subsidiary that are owned directly or indirectly by the Company are owned free and clear of any claim, lien, encumbrance or security interest except as otherwise disclosed in writing to you;

        (l)    Neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or consummation of the transactions contemplated by this Agreement result in a violation of, or constitute a default under, the certificate of incorporation, by-laws or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations under this Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries, which, in any case described above, would be material to the Company and its Subsidiaries taken as a whole. Except for permits and similar authorizations required under the Federal Power Act and the securities or Blue Sky laws of certain jurisdictions and the order of the Commission declaring the registration statement (to be filed pursuant to the Registration Rights Agreement) effective, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement;

        (m)  Except as described in the Preliminary Offering Circular and the Offering Circular, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which could reasonably be expected to result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole;

        (n)  Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject which violation could reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole;

        (o)  To the knowledge of the Company, the accountants who have audited and reported upon the financial statements filed with the Commission which are incorporated by reference into the Offering Circular are independent accountants as required by the Securities Act and the regulations thereunder. The consolidated financial statements and schedules (including the related notes) included or incorporated by reference in the Offering Circular fairly present the consolidated financial position, the results of operations and changes in financial condition of the entity or entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Offering Circular. The other financial and statistical information and data set forth in the Offering Circular are fairly presented and have been prepared on a basis consistent with such financial statements and the books and records of the entities purported to be shown thereby;

        (p)  Except as set forth in or contemplated by the Offering Circular, the Company and each of its Subsidiaries hold all patents, licenses, certificates and permits from governmental authorities necessary for the conduct of its present operations (except where failure to hold such patents, licenses, certificates and permits could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole);

        (q)  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Circular and the Offering Circular or other materials, if any, permitted by the Securities Act;

        (r)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (s)  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Securities. No securities of the same class as the Securities have been issued and sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof;

        (t)    When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system; and

        (u)  Assuming (i) that your representations and warranties in Section 5 hereof are true, (ii) compliance by you with your covenants set forth in Section 5 hereof and (iii) that each of the Eligible Purchasers is an entity that you reasonably believe to be a QIB, the purchase of the Securities by you pursuant hereto and the resale of the Securities pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

        5.    REPRESENTATIONS, WARRANTIES AND AGREEMENT OF THE INITIAL PURCHASERS. Each of the Initial Purchasers severally represents, warrants and agrees as to itself that:

        (a)  Each of the Initial Purchasers is an "accredited investor" within the meaning of Regulation D under the Securities Act.

        (b)  Each of the Initial Purchasers (i) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Circular and will provide such Eligible Purchasers with a copy of the Offering Circular; and (iii) will not offer or sell the Securities pursuant to, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

        (c)  Each of the Initial Purchasers agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements as may be permitted by law and that would not require registration of the Securities under the Securities Act.

        (d)  Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

        Each of the Initial Purchasers further severally agree as to itself that, in connection with the Exempt Resales, each will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in Exempt Resales.

        6.    INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each of you and each other Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular and the Offering Circular or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser of Securities through the Representative expressly for use in the Offering Circular relating to such Securities; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Circular, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of an Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was on initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) a copy of the Offering Circular was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Circular was corrected in the Offering Circular unless, in either case, such failure to deliver the Offering Circular was a result of non-compliance by the Company.

        (b)  Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular and the Offering Circular or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular and the Offering Circular in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

        (d)  If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit, proceeding or claim. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities it purchased were sold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchasers of Securities to contribute pursuant to this Section 6 are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

        (e)  The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 6 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

        7.    CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Securities hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following conditions:

        (a)  The Offering Circular shall have been printed and copies made available to you not later than 6:00 P.M., New York City time, on the business day following the date of this Agreement, or at such later date and time as you may approve in writing.

        (b)  Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Offering Circular, which in your reasonable opinion, as Representative of the several Initial Purchasers, would materially adversely affect the market for the Securities or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Circular untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Circular in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Circular to reflect such event or development would, in your reasonable opinion, as Representative of the several Initial Purchasers, materially adversely affect the market for the Securities.

        (c)  You shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to the validity of the Securities, the Indenture, the Offering Circular, and other related matters as you reasonably may request, such counsel being able to rely on the opinion, dated the Closing Date, given pursuant to Section 7(d), and the Company shall have furnished to such counsel such papers and information as they request to enable them to pass upon such matters.

        (d)  You shall have received on the Closing Date an opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company, or the General Counsel or Assistant General Counsel of the Company, in either case, dated the Closing Date and addressed to you, as Representative of the several Initial Purchasers, in form and substance satisfactory to you and your counsel, to the effect that:

            (i)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to be so qualified and in good standing could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole), and has all corporate power and authority necessary to operate the businesses in which it is engaged;

          (ii)  Each Significant Subsidiary of the Company (other than the Company's foreign subsidiaries) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

          (iii)  The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Securities;

          (iv)  This Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

          (v)  The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

          (vi)  The order of the Federal Energy Regulatory Commission authorizing the issuance and sale of the Securities is in effect on the Closing Date and no other approval, authorization, consent or order of any federal, state or local commission or governmental authority (other than under state securities or Blue Sky laws, as to which such counsel need express no opinion) is required for the issuance and sale of the Securities or the performance by the Company of its other obligations under this Agreement or the Registration Rights Agreement, except such as are specified, obtained and in effect and except for filings with, and orders of, the Commission with respect to the registration statements required to be filed with the Commission pursuant to the Registration Rights Agreement, and the issuance and sale of the Securities hereunder are in conformity with such approval, authorization, consent and order;

        (vii)  After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or its Significant Subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Offering Circular (assuming the Offering Circular was part of a registration statement being filed with the Commission on the Closing Date) and is not so described;

        (viii)  The statements made (A) in the Offering Circular under the captions "Description of Senior Notes", (B) in the Offering Circular under the caption "Plan of Distribution" relating to the terms or conditions of this Agreement and (C) in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q under the caption "Legal Proceedings" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, each such report as of the date it was filed;

          (ix)  The execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement will not violate any provision of applicable law that would be material to the Company and its Subsidiaries taken as a whole or the certificate of incorporation or the by-laws of the Company or breach, or result in a default under, any agreement filed by the Company as an exhibit with the Commission;

          (x)  The Incorporated Documents incorporated by reference in the Offering Circular as amended or supplemented (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

          (xi)  When the Securities are delivered by the Company pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

        (xii)  Assuming that (a) the representations and warranties in this Agreement are true, (b) compliance by each party with its covenants set forth in this Agreement, and (c) Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Circular, it is not necessary in connection with the offer, sale and delivery of the Securities hereunder or in connection with the initial resale of such Securities in the manner contemplated by this Agreement and the Offering Circular to register the Securities under the Securities Act (it being understood that such counsel expresses no opinion in this paragraph as to any subsequent resale of any Securities);

        (xiii)  The Securities, when executed and delivered by the Company (assuming the due authentication of the Securities by the Trustee), will be entitled to the benefits of the Indenture in respect of the obligations of the Company thereunder and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

        (xiv)  The Exchange Securities, when duly executed and delivered by the Company (assuming the due authentication of the Exchange Securities by the Trustee) will be entitled to the benefits of the Indenture in respect of the obligations of the Company thereunder and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

        In addition, such counsel shall also state that they have no reason to believe that, as of its date, the Preliminary Offering Circular and the Offering Circular (including the Incorporated Documents) each as amended or supplemented, or any amendment or supplement thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or that, as of the Closing Date for the Securities, the Offering Circular (including the Incorporated Documents) as amended or supplemented, or any amendment or supplement thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

        In giving the foregoing opinions, such counsel may rely on the opinions of local counsel or in-house counsel to the Company and the opinion of Hogan & Hartson L.L.P., with respect to the opinions set forth in paragraph (vi) above. Such counsel shall state that you and they are justified in relying on such opinions.

        (e)  After the date hereof and on or prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preference stock by Moody's Investor Service or Standard & Poor's Rating Group and (ii) neither Moody's Investor Service nor Standard & Poor's Rating Group shall have publicly announced that it has under surveillance or review, with possible negative implication, its rating of any of the Company's debt securities or preference stock;

        (f)    On the date hereof and the Closing Date for the Securities, the independent accountants for the Company shall have furnished to the Representative such letters, the first letter dated the date hereof, and, second, a letter dated the Closing Date, both to the effect as shall be agreed upon by the Company and the Representative;

        (g)  (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving or which may reasonably be expected to involve, a prospective change in or affecting the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii) is, in the reasonable judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Circular;

        (h)  The Company shall have furnished or caused to be furnished to the Representative at the Closing Date for the Securities a certificate or certificates of the Chief Executive Officer, President or the Chief Financial Officer of the Company (or such other officer as is acceptable to you) satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (g) and (i) of this Section 7 and as to such other matters as the Representative may reasonably request.

        (i)    The Federal Energy Regulatory Commission and any other commission or governmental authority having jurisdiction over any of the Company's public utility businesses shall have issued all approvals, authorizations, consents and orders (the "Regulatory Actions") required thereby for the issuance and sale of the Securities and the performance by the Company of its other obligations under this Agreement and the Registration Rights Agreement, each Regulatory Action shall be in effect, no proceedings to suspend the effectiveness of any Regulatory Actions shall be pending or threatened, no Regulatory Action shall contain any provision or condition that is unacceptable to the Initial Purchasers, and the issuance and sale of the Securities to the Initial Purchasers shall be in conformity with each Regulatory Action;

        (j)    The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements contained in this Agreement and which are required to be performed or complied with by it hereunder and thereunder at or prior to the Closing Date.

        (k)  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company.

        (l)    The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

        Any certificate or document signed by any officer of the Company and delivered to you, as Representative of the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the statements made therein.

        8.    EXPENSES. The Company covenants and agrees with the several Initial Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and all other expenses in connection with the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and amendments and supplements thereto; (ii) the cost of printing or producing any agreement among the Initial Purchasers, this Agreement, the Indenture or any supplement thereto, any Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities and with the Exempt Resales; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(d) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky surveys; (iv) the cost of preparing, issuing and delivering the Securities; (v) the fees and expenses of any trustee and any agent of the trustee and the fees and disbursements of counsel for any trustee in connection with the Indenture and Securities; (vi) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Securities by The Depository Trust Company for "book-entry" transfer; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 3(g) hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Securities by them.

        9.    INITIAL PURCHASER DEFAULT.

        (a)  If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representative notifies the Company that it has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in the opinion of the Representative may thereby be made necessary. The term "Initial Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

        (b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase under this Agreement and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase under this Agreement) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

        (c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company.

        Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

        10.  TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Initial Purchaser of the Securities by notice to the Company, if prior to the Closing Date there shall have occurred a major disruption of settlements of securities or clearance services in the United States or any of the following: (i) a material suspension or material limitation in trading in securities on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York or Missouri declared by either federal or state authorities; or (iii) the attack on or outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular.

        11.  INFORMATION FURNISHED BY THE INITIAL PURCHASERS. The following statements set forth in the Offering Circular under the heading "Plan of Distribution" constitutes the only information furnished by or on behalf of the Initial Purchasers through you as such information is referred to in Sections 4(b), 4(c) and 6 hereof: (a) the third paragraph, (b) the fifth paragraph and (c) the eighth paragraph.

        12.  MISCELLANEOUS. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered or sent by mail, telex or facsimile transmission (i) if to the Company, at the office of the Company at 20 West Ninth Street, Kansas City, Missouri 64105, Attention: General Counsel (Facsimile: (816) 467-9732) or (ii) if to you, as Representative of the several Initial Purchasers, care of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group (Facsimile: (212) 325-8278). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company and, to the extent provided in Section 6 hereof, the officers and directors of the Company and each person who controls the Company or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

        You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by Credit Suisse First Boston Corporation will be binding upon all the Initial Purchasers.

        13.  APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        14.  COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us 8 counterparts hereof.

Very truly yours,
AQUILA, INC.
By:	/s/ DAN STREEK Name: Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Initial Purchasers named in Schedule I
hereto.

CREDIT SUISSE FIRST BOSTON CORPORATION

By:	/s/ JAMIE WELCH Name: Title:

SCHEDULE I

AQUILA, INC.

Initial Purchasers	Principal Amount of Securities to be Purchased
Credit Suisse First Boston Corporation	$240,390,000
UBS Warburg LLC	105,770,000
Bank One Capital Markets, Inc.	38,460,000
BMO Nesbitt Burns Corp.	38,460,000
RBC Dominion Securities Corporation	38,460,000
TD Securities (USA) Inc.	38,460,000

TOTAL	$500,000,00

I-1

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  Exhibit 1(a)
SCHEDULE I AQUILA, INC.